UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of

the Securities Exchange Act of 1934

GENSIGHT BIOLOGICS S.A.

(Exact name of registrant as specified in its charter)

France	Not Applicable
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

74, rue du Faubourg Saint-Antoine 75012 Paris - France	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share	The NASDAQ Stock Market LLC

Ordinary shares, nominal value €0.025 per share*	The NASDAQ Stock Market LLC*

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from registration under Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-205539

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

GenSight Biologics S.A. (the “Registrant”) hereby incorporates by reference (a) the description of its ordinary shares, nominal value €0.025 per share, to be registered hereunder contained under the heading “Description of Share Capital,” (b) the description of its American Depositary Shares, each representing one ordinary share, nominal value €0.025 per share, to be registered hereunder contained under the heading “Description of American Depositary Shares” and (c) the information set forth under the headings “Material United States Federal Income Tax Considerations for U.S. Holders” and “Limitations Affecting Shareholders of a French Company,” in each case, in the Registrant’s Registration Statement on Form F-1 (File No. 333-205539), as originally filed with the Securities and Exchange Commission (the “Commission”) on July 7, 2015, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 3, 2015	GenSight Biologics S.A.

	By:	/s/ Bernard Gilly
Bernard Gilly
Chief Executive Officer and Chairman